Aether THERAPEUTICS

Addressing the opioid crisis: æther THERAPEUTICS is developing Low Dose 6β-Naltrexol (ATX-001). Animal models indicate that ATX-001 may prevent opioid dependence while not blocking pain relief or causing withdrawal & other adverse effects. æther THERAPEUTICS is an impact investment opportunity.


æther
THERAPEUTICS
BREAKING THE CHAINS OF OPIOID ADDICTION

Invest

$99.36 minimum investment

DEADLINE: December 6, 2024

in 3 months

SHARE PRICE
$3.68

TOTAL RAISED
$65,456

VALUATION
$17,486,944

Reg CF offering provided by Netcapital Funding Portal Inc.

INTRODUCTION

The statistics are overwhelming: more than 130 people a day die from opioid related drug overdoses. In 2020 in the US alone, 2.7 million people aged 12 or older suffered from Opioid Use Disorder (OUD) and 4.2 million people entered a drug rehabilitation program.

While therapy programs and rescue medications are critical, æther THERAPEUTICS is focusing our efforts upstream: preventing addiction and creating a more effective treatment of OUD.

Our vision is a world where the devastating effects of opioid addiction are alleviated, leading to:

- Safer opioid pain therapy without the fear of addiction
- Reversal of opioid addiction
- Prevention of Neonatal Opioid Withdrawal Syndrome (NOWS)

æther THERAPEUTICS is focused on our vision, driven by innovation, while embracing lean operations and engaging with urgency.

SUCCESS TO DATE

COMPLETED MILESTONES

- Founded in 2017
- **$6M+ funding to date**
- ~$4M in non-dilutive NIH funding, including Aug 2022 Screening Agreement
- ~$2M of Paid-in-Capital & other non-dilutive funding
- **Broad IP Portfolio** – opioid combo, Tx targets, dosing
- ATX-001 28-day canine toxicology and safety toxicology with no toxic effects observed (all pre-clinical work complete)
- ATX-001 is a metabolite of naltrexone, a drug that has been on the market for decades. ATX-001 has demonstrated distinct properties from naltrexone and has a strong safety record
- **Toxicity and toxicokinetic studies**; demonstrated oral bioavailability in animals
- eIND in human subjects with two exploratory FDA cleared clinical trials of intravenous 6β-Naltrexol in both healthy volunteers and methadone maintenance patients demonstrating safety.
- ATX-001 prevents dependence in mice and guinea pigs. Additional demonstrated effect of ATX-001 in preventing NOWS in guinea pig neonates

UPCOMING MILESTONES NEEDING ADDITIONAL CAPITAL

- Pre-IND submission to FDA anticipated by Q4 '24
- Phase I anticipated in 1H '25

PROBLEM

Opioid analgesics (such as morphine, oxycodone, heroin, fentanyl and methadone) are widely used for pain therapy, providing excellent pain relief and cost effectiveness. However, the adverse effects of opioids - respiratory depression, constipation, hyperalgesia (heightened pain sensitivity), pruritis and risk of addiction - present significant challenges. ***The negative impact of opioids on an individual can be devastating; in aggregate, their adverse effects created the opioid crisis.***

6β-Naltrexol is the main metabolite of naltrexone (Ntx) with distinct and novel effects at low doses driving its breakthrough and distinct mechanism of action. The highly druggable ATX-001 leverages Ntx's solid safety profile along with a previous eIND. Preclinical work indicates that ATX-001 potently and selectively reduces opioid dependence, hyperalgesia, and possibly drug seeking (study ongoing) in animal models at doses well below those affecting pain relief or causing withdrawal. ATX-001 is supported by a broad IP portfolio and targets three therapeutic applications:

1. **Non-addictive pain therapy with reduced dependence and hyperalgesia:** co-administration with opioids
2. **Opioid Use Disorder (OUD):** pharmaceutical catalyst modulating addiction for patients in drug rehabilitation programs.
3. **Neonatal Opioid Withdrawal Syndrome (NOWS):** treatment to prevent withdrawal symptoms in newborns. Opportunity to apply for orphan indication status with substantial benefits in drug development

Non-dilutive and continued funding from NIH (NIDA, NICHD, NCATS) validates the promise of ATX-001.

We believe æther THERAPEUTICS and ATX-001 is an impact investment opportunity.

SOLUTION

BREAKTHROUGH Mechanism of Action (MOA):

6β-Naltrexol (6βN) is the main metabolite of naltrexone, a commonly used drug for managing substance use disorders, attesting to its safety in humans. 6βN is much less potent than naltrexone in blocking opioid agonist effects or causing withdrawal in opioid dependent subjects. Yet, in animal models, Low Dose 6β-Naltrexol (ATX-001) potently prevents dependence and hyperalgesia while not affecting analgesia or causing withdrawal. Other adverse opioid effects may also be alleviated, such as drug craving and opioid induced bowel dysfunction (ongoing studies).



Tail flick latency (s)
Vehicle+Saline
Vehicle+MS
0.03 mg/kg 6BN+MS
1.00 mg/kg 6BN+MS
3.00 mg/kg 6BN+MS
Time after MS Injection (min)
#P - 0.05
No. of Jumps/15min
Saline
MS
MS+6BN(0.03mg/kg)
MS+6BN(1mg/kg)
MS+6BN(3mg/kg)
Distance travelled [m]
*P- 0.05
**P- 0.01
***P= 0.001
6BN [mg/kg]
***P = 0.001
Vehicle+Saline
Vehicle+MS
6BN(0.03mg/kg)+MS
Paw withdrawl threshold (g)
Baseline
Post-MS

A. ATX-001 does not block morphine pain relief in mice

B. ATX-001 prevents morphine dependence in mice

C. ATX-001 prevents methadone dependence in guinea pigs

D. ATX-001 vs. morphine reduces hyperalgesia in mice

Extremely low 6BN doses are effective in mice and guinea pigs, much below the 6BN needed to block acute effects (collaborators Z Wang, UI Chicago (mice) and J. Oberdick, OSU (guinea pigs)

This unexpected novel effect of ATX-001 is accounted for as follows:

- **First**, sustained opioid agonist exposure results in elevated, sustained ligand free µ-opioid receptor signaling, which appears to be the driving force of opioid dependence.
- **Second**, pre-clinical studies funded by the NIH (NIDA and NINDS) have shown that ATX-001 potently binds to ligand-free active µ-opioid receptors (no agonist bound to the receptor) without blocking its signaling (neutral antagonism causing low antagonist potency) but gradually accelerates resetting the dependent signaling state of µ-opioid receptors to the silent opioid-naïve state.
- **Third**, ATX-001 is retained at opioid receptors in the brain for many hours, requiring only low receptor occupancy to reverse elevated ligand free receptor signaling, gradually resetting the opioid dependent state without blocking analgesia of causing withdrawal.

ATX-001 is one of the first examples of a novel drug candidate that does not block but gradually downregulates sustained ligand-free signaling in G protein-coupled receptors (GPCRs). In short, animal models indicate that ATX-001 acts as a ***Retrograde Addiction Modulator.***



Breakthrough MOA
Acute
MOR-µ*
Active, Ligand-free
preserve & prevent
MOR-µ
Resting / Naïve
catalyst
Chronic
MOR-µ*
Opioid Dependent
Retrograde Addiction Modulator*
ATX-001 / Opioid Combo – Pain Therapy
Preserves
✓ Effective pain analgesia
Prevents and/or reduces adverse effects via a selective retrograde action
!! Drug dependence
!! Drug Tolerance
!! Drug craving
!! Respiratory Depression
!! Constipation
!! Hyperalgesia
ATX-001 – OUD & NOWS Treatment
Serves as a pharmaceutical catalyst to convert MOR-µ* to the opioid naïve state via a retrograde action
!! Drug dependence
!! Drug Tolerance
!! Drug craving
RAM Hypothesis: Animal models indicate that ATX-001 potently reverses the opioid dependent state by lowering elevated ligand-free signaling of the µ opioid receptor (MOR- µ), a driver of opioid dependence.

BUSINESS MODEL

æther THERAPEUTICS is in the business of developing **pharmaceutical technologies**. As such, there are no sources of revenue. In the future, and with such a large total available market, if the technology is developed successfully, the company may consider various options, such as out-licensing or being acquired or an IPO. In the pharmaceutical industry, these options typically occur after successful Phase I or Phase II clinical trials.

MARKET


NOWS
$1.6
12.8B
OUD
$5.7
PAIN
$5.5

Addressing a significant societal need – the opioid crisis – LD 6βN has a massive US total addressable market > **$12.8B**.

- **$5.5B Pain Therapy Market** – creating a safer pain therapy with reduced risk of Opioid Use Disorder
- **$5.7B Addiction Cessation Market** – a pharmaceutical catalyst for patients in drug rehab programs. Can be taken before weaning
- **$1.6B Neonatal Opioid Withdrawal Syndrome Prevention**

International opportunities and other applications offer additional market upside potential.

PEER REVIEWED ARTICLES

- **Ligand Free Signaling of G-Protein-Coupled Receptors: Relevance to μ Opioid Receptors in Analgesia and Addiction**
  Molecules, 2022
  W. Sadee, JC McKew
- **Pharmacological Prevention of Neonatal Opioid Withdrawal in a Pregnant Guinea Pig Model**
  Frontiers in Pharmacology, 2021
  Safa et. al
- **6β-Naltrexol, A Peripherally Selective Opioid Antagonist That Inhibits Morphine-Induced Slowing of Gastrointestinal Transit: An Exploratory Study**
  Pain Medicine, 2011
  Yancey-Wrona et. al

TEAM



Wolfgang Sadee, PhD
Founder & Chief Science Officer

A globally respected thought leader in opioid pharmacology, Dr. Wolfgang Sadee is a founder of æther THERAPEUTICS and serves as Chief Science Officer. Dr. Sadee is also Professor emeritus of Cancer Biology and Genetics, College of Medicine, at the Ohio State University, and Professor emeritus of Bioengineering and Therapeutic Sciences, Colleges of Pharmacy and Medicine, at the University of California San Francisco. Dr. Sadee's prolific research (well over 400 research papers and monographs) has focused on opioid pharmacology, therapeutics, pharmacogenomics, drug response and toxicity.

https://www.linkedin.com/in/wolfgang-sadee-bb39ab10/



John D. Harris
President & Chief Executive Officer

Joining æther THERAPEUTICS in July 2022 as CEO, Mr. Harris brings the critical skillsets, focus and experience to successfully propel the development of ATX-001. Prior to æther, he was the CEO of balboa RESEARCH SMO+, a leading clinical research organization, executing over 50 clinical trials. Mr. Harris' background at large, medium and start-up organizations in the biotech and cell therapy fields provide deep operational, executive and market development savvy.

https://www.linkedin.com/in/john-d-harris-5494156/



Jon S. Saxe
Chairman of the Board

Chairman of the æther THERAPEUTICS Board of Directors, Jon Saxe brings a wealth of experience, having served on over 25 Boards with multiple successful exits. Mr. Saxe was the Vice President, Corporate Development & Licensing, of Hoffmann-LaRoche, CEO of Synergen, President of PDL Biopharma between 1995 and 2000 and served on its board between 1989 and 2010. Currently, Mr. Saxe is the lead director of the investment entity K2X Technology and Life Sciences.

https://www.linkedin.com/in/jon-saxe-96b5385/



Bob Davis, Pharm.D
Senior Scientist, Clinical & Regulatory

With a career spanning over 38 years, Bob Davis has deep experience in developing drugs, biologicals and medical devices as a part of Contract Research Organizations(CROs) and pharmaceuticals. He has been involved in spearheading development of two small molecules and one biological from inception through FDA approval. Dr. Davis led the submission of the first electronically filed NDA to the Endocrine Division in 1999 and has been involved in the creation, monitoring and/or advising of the conduct of over 200 clinical protocols.

https://www.linkedin.com/in/bob-davis-755367b/



John McKew, PhD

Technical Advisor

John McKew's tremendous background with the NIH (Chief @ National Center for Advancing Translational Sciences & Director @ Translational Therapeutics) and deep biotech chops (Head of Research @ Tyr Pharma and President of Lumos Pharma) is a tremendous asset to æther THERAPEUTICS.

https://www.linkedin.com/in/johncmckew/



Rick Hawkins

Founder

Rick Hawkins is a 40 year veteran in the biotechnology field and has founded/co-founded three companies that were successfully sold (Pharmaco to PPD; Sensus to Pfizer; Covance to Azko Nobel). In addition to his keen interest in æther THERAPEUTICS, Mr. Hawkins currently runs both ID2 (a pharmaceutical accelerator) and Lumos Pharma, in his role of CEO and Chairman.

https://www.linkedin.com/in/rickhawkins-lumos/

INVESTOR INVITATION

æther THERAPEUTICS has been referred to as "the most important startup in America". It's likely that you, or one of your loved ones have been impacted by the Opioid Crisis (data shows 1 in 4 Americans have been impacted by the opioid crisis).

With continued development, ATX-001 holds the promise to tackle the devastating effects of the opioid crisis. We seek your financial commitment to support advancing ATX-001 and sharing our vision of a world where adults and neonates are freed from the devastating effects of opioid addiction and safer pain therapy can be achieved without fear of addiction.

æther THERAPEUTICS is an impact investment opportunity.

USE OF PROCEEDS

If the offering's maximum amount of $800,032 is raised:

Use	Value	% of Proceeds
Hire Clinical Trial Manager	$125,400	15.7%
Pre-IND and IND Consultants	$100,000	12.5%
Initiate Production of API	$185,000	23.1%
Animal Testing	$200,403	25.0%
Legal Fees, Patents and Administrative	$150,028	18.8%
Intermediary fees	$39,202	4.9%

TERMS

This is an offering of Common Stock, under registration exemption 4(a)(6), in Aether THERAPEUTICS. This offering must raise at least $10,000 by December 6, 2024 at 11:59pm ET. If this offering doesn't reach its *target*, then your money will be refunded. Aether THERAPEUTICS may issue additional securities to raise up to $800,032, the offering's *maximum*.

If the offering is successful at raising the maximum amount, then the company's implied valuation after the offering (sometimes called its *post-money valuation*) will be:

4,969,287 shares
× $3.68 per share

$18,286,976 implied valuation

FINANCIALS

These financial statements have been reviewed by an independent Certified Public Accountant.

CPA review letter

SEC FILINGS

The Offering Statement is a formal description of the company and this transaction. It's filed with the SEC to comply with the requirements of exemption 4(a)(6) of the Securities Act of 1933.

Latest Offering Statement

We're also required to share links to each of the SEC filings related to this offering with investors.

> Form C on August 21, 2024

UNDERSTAND THE RISKS

Be sure to understand the risks of this type of investment. No regulatory body (not the SEC, not any state regulator) has passed upon the merits of or given its approval to the securities, the terms of the offering, or the accuracy or completeness of any offering materials or information posted herein. That's typical for Regulation CF offerings like this one.

Neither Netcapital nor any of its directors, officers, employees, representatives, affiliates, or agents shall have any liability whatsoever arising from any error or incompleteness of fact or opinion in, or lack of care in the preparation or publication of, the materials and communication herein or the terms or valuation of any securities offering.

The information contained herein includes forward-looking statements. These statements relate to future events or to future financial performance, and involve known and unknown risks, uncertainties, and other factors, that may cause actual results to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties, and other factors, which are, in some cases, beyond the company's control and which could, and likely will, materially affect actual results, levels of activity, performance, or achievements. Any forward-looking statement reflects the current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to operations, results of operations, growth strategy, and liquidity. No obligation exists to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

MORE INFO

- Website
- LinkedIn

UPDATES

Aug 21, 2024 — Primary offering of 217,400 shares at $3.68

Aug 21, 2024 — Filed Form C

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